EXHIBIT 11.1

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

             The following schedules reflect the information used in calculating the number of shares in the computation of net loss per common share for each of the periods set forth in the Statements of Operations.

 BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
THREE MONTHS ENDED JUNE 30, 2000

Weighted Average Shares Outstanding:

TOTAL	# DAYS
SHARES	OUTSTANDING
7,016,029	x	6	=	42,096,174
7,018,059	x	4	=	28,072,236
7,020,039	x	17	=	119,340,663
7,020,342	x	5	=	35,101,710
7,021,002	x	20	=	140,420,040
7,034,921	x	40	=	281,396,840

		92	=	646,427,663

				646,427,663	/ 92	=	7,026,388

Loss Per Share:

Net Loss plus dividend accrual plus accretion of offering costs	$(1,952,478)	=	$(0.28)

Weighted Avg. Shares	7,026,388

BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
THREE MONTHS ENDED JUNE 30, 2001

Weighted Average Shares Outstanding:

TOTAL	# DAYS
SHARES	OUTSTANDING
9,079,313	x	2	=	18,158,626
9,267,993	x	45	=	417,059,685
9,278,711	x	44	=	408,263,284

		91	=	843,481,595

				843,481,595	/ 91	=	9,269,029

Loss Per Share:

Net Loss plus dividend accrual plus accretion of offering costs	$(1,942,908)	=	$(0.21)

Weighted Avg. Shares	9,269,029

BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
SIX MONTHS ENDED JUNE 30, 2000

Weighted Average Shares Outstanding:

TOTAL	# DAYS
SHARES	OUTSTANDING
6,572,135	x	3	=	19,716,405
6,574,135	x	7	=	46,018,945
6,576,135	x	15	=	98,642,025
6,578,135	x	14	=	92,093,890
6,591,135	x	1	=	6,591,135
6,596,135	x	6	=	39,576,810
6,624,189	x	8	=	52,993,512
6,629,189	x	1	=	6,629,189
6,691,762	x	6	=	40,150,572
6,706,762	x	1	=	6,706,762
6,723,424	x	3	=	20,170,272
6,734,224	x	14	=	94,279,136
6,734,917	x	4	=	26,939,668
6,772,512	x	6	=	40,635,072
7,016,029	x	7	=	49,112,203
7,018,059	x	4	=	28,072,236
7,020,039	x	17	=	119,340,663
7,020,342	x	5	=	35,101,710
7,021,002	x	20	=	140,420,040
7,034,921	x	40	=	281,396,840

		182	=	1,244,587,085

				1,244,587,085	/ 182	=	6,838,391

Loss Per Share:

Net Loss plus dividend accrual plus accretion of offering costs	$(3,729,777)	=	$(0.55)

Weighted Avg. Shares	6,838,391

BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
SIX MONTHS ENDED JUNE 30, 2001

Weighted Average Shares Outstanding:

TOTAL	# DAYS
SHARES	OUTSTANDING
9,067,700	x	5	=	45,338,500
9,077,338	x	2	=	18,154,676
9,078,463	x	10	=	90,784,630
9,078,888	x	22	=	199,735,536
9,079,313	x	53	=	481,203,589
9,267,993	x	45	=	417,059,685
9,278,711	x	44	=	408,263,284

		181	=	1,660,539,900

				1,660,539,900	/ 181	=	9,174,254

Loss Per Share:

Net Loss plus dividend accrual plus accretion of offering costs	$(4,215,413)	=	$(0.46)

Weighted Avg. Shares	9,174,254